Exhibit 10.3

EXECUTION COPY

STOCKHOLDERS’ AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made as of February 2, 2006, by and among (i) Sun Indalex, LLC, a Delaware limited liability company (“Sun”), (ii) each Person whose name appears on the signature page hereto under the heading “Minority Stockholders” or who otherwise hereafter becomes a party to this Agreement (collectively, the “Minority Stockholders”) and (iii) Indalex Holdings Finance, Inc., a Delaware corporation (the “Company”).  Certain other capitalized terms used herein are defined in Section 1.

WHEREAS, Sun and the Minority Stockholders each own Common Stock of the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.                                       Certain Definitions.  The terms defined in this Section 1, whenever used in this Agreement, shall, unless the context clearly otherwise requires, have the following respective meanings:

“Affiliate” of a Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Applicable Percentage” shall have the meaning set forth herein in Section 3.1(c).

“Approved Sale” shall have the meaning set forth herein in Section 3.2(a).

“Board” shall mean the board of directors of the Company.

“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware, and as amended from time to time in accordance with its terms.

“Common Stock” shall mean the Voting Common Stock and the Non-Voting Common Stock.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Exempt Transfer”, as applied to any Stockholder, shall mean (a) any sale or Transfer permitted by the Registration Agreement, (b) any Permitted Affiliate Sale, (c) in the case of an individual, any Transfer to a member of the Family of such Stockholder, or a trust or other entity for the sole benefit of such Stockholder or a member of the Family of such Stockholder, if such individual or trust or other entity agrees to be bound by the terms of this Agreement and executes a joinder hereto, or (d) any Transfer to another Stockholder.

“Family”, as applied to any individual, shall mean (a) the children of such individual (by birth or adoption), (b) the parents, spouse and siblings of such individual, (c) the children of the siblings of such individual, (d) any trust solely for the benefit of, or any partnership, limited liability company or other entity owned solely by, any one or more of such aforementioned individuals (so long as such individuals have the exclusive right to control such trust or other entity) and (e) the estate of such individual.

“Minority Shares” shall mean (i) any capital stock of the Company purchased or otherwise acquired by any Minority Stockholder (including, without limitation, Common Stock), (ii) any warrants, options, or other rights to subscribe for or to acquire, directly or indirectly, capital stock of the Company, whether or not then exercisable or convertible, (iii) any stock, notes, or other securities which are convertible into or exchangeable for, directly or indirectly, capital stock of the Company, whether or not then convertible or exchangeable, (iv) any capital stock of the Company issued or issuable upon the exercise, conversion, or exchange of any of the securities referred to in clauses (i) through (iii) above, and (v) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) through (iv) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, or other reorganization.  For avoidance of doubt, any of the foregoing purchased or otherwise acquired by Sun or any Affiliate of Sun shall not be Minority Shares.

“Minority Stockholders” shall have the meaning set forth in the first paragraph of this Agreement.

“Non-Voting Common Stock” shall mean the Non-Voting Common Stock, $0.001 par value per share, of the Company as constituted on the date hereof and any stock into which any such Non-Voting Common Stock shall have been changed or any stock resulting from any reclassification of any such Non-Voting Common Stock.

“Notice of Transfer” shall have the meaning set forth herein in Section 3.1(b).

“Outside Offer” shall have the meaning set forth herein in Section 2.2(a).

“Permitted Affiliate Sale” shall mean any sale by a holder of Common Stock to any one or more of its Affiliates, if such Affiliate agrees to be bound by the terms of this Agreement to the same extent as the transferor and executes a joinder hereto.

“Person” shall mean an individual, a corporation, a limited liability company, an association, a joint-stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

“Prospective Purchaser” shall have the meaning set forth herein in Section 2.2(a).

“Public Offering” shall mean any underwritten sale of the Company’s capital stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 or any other eligible form (or a successor form thereto adopted by the Securities and Exchange Commission); provided that the following will not be considered a Public Offering: (i) any issuance of capital stock as consideration for a merger or acquisition registered on Form S-4 (or a successor form thereto adopted by the Securities and Exchange Commission) or otherwise under the Securities Act; and (ii) any issuance of capital stock or rights to acquire capital stock to existing stockholders or to employees of the Company or its subsidiaries on Form S-4 or S-8 (or a successor form adopted by the Securities and Exchange Commission) or otherwise.

“Recapitalization” shall have the meaning set forth herein in Section 6.

“Registration Agreement” shall mean that certain Registration Agreement, dated as of the date hereof, by and among the Company, Sun and the other Persons listed on the signature page thereto, as the same may be amended from time to time.

“Rights” shall have the meaning set forth herein in Section 4(a).

“Sale of the Company” shall mean any transaction or series of related transactions pursuant to which any Person or group of related Persons (other than Sun or an Affiliate of Sun) acquires (i) equity securities of the Company possessing sufficient voting power under normal circumstances to elect a majority of the Board, or (ii) all or substantially all of the Company’s and its subsidiaries’ assets (in either case, whether by merger, consolidation, sale or transfer of the Company’s or its subsidiaries’ equity securities, sale or transfer of the Company’s and its subsidiaries’ consolidated assets or otherwise).

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, modified or supplemented from time to time.

“Selling Stockholder” shall have the meaning set forth herein in Section 2.2(a).

“Stockholder” shall mean Sun, the Minority Stockholders and each other Person who shall acquire any shares of Common Stock from the Company, Sun or the Minority Stockholders and their respective heirs, executors, successors and assigns in accordance with the terms and conditions of this Agreement.

“Transfer” shall mean any sale, pledge, gift, assignment or other transfer or disposition.

“Voting Common Stock” shall mean the Voting Common Stock, $0.001 par value per share, of the Company as constituted on the date hereof and any stock into which any such Voting Common Stock shall have been changed or any stock resulting from any reclassification of any such Voting Common Stock.

2.                                       Restriction on Transfer of Common Stock by Minority Stockholders.

2.1                                 General.  The Minority Stockholders shall not Transfer any shares of Common Stock (except in connection with an Exempt Transfer) and the Company shall not register the Transfer of, or otherwise permit the Transfer of, any shares of Common Stock by any Minority Stockholders (except in connection with an Exempt Transfer) unless (a) such Transfer has been consummated in accordance with the terms hereof and (b) the new holder thereof shall first have become a party to this Agreement and shall have agreed in writing to be bound by all of the terms and conditions hereof applicable to the Minority Stockholders.  Any Transfer of Common Stock by any Minority Stockholder which is not consummated in accordance with this Agreement shall be void.

2.2                                 Limited Right to Dispose of Common Stock.

(a)                                  Bona Fide Offer to Purchase Common Stock.  If any Minority Stockholder (or any of his, her or its transferees) shall at any time desire to Transfer all or any part of his, her or its shares of Common Stock as permitted under the terms of this Agreement, such Person (the “Selling Stockholder”) shall first obtain a bona fide written offer which such Selling Stockholder desires to accept (the “Outside Offer”) to purchase all or any portion of such Selling Stockholder’s Common Stock for a fixed cash price payable in full at the closing of such transaction.  The Outside Offer shall set forth its date, the proposed purchase price, the number of shares of Common Stock proposed to be purchased, and the other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the Prospective Purchaser.  “Prospective Purchaser”, as used herein, shall mean the prospective record owner or owners of the shares of Common Stock which are the subject of the Outside Offer and all other Persons proposed to have a beneficial interest in such Common Stock.  The Selling Stockholder shall transmit copies of the Outside Offer to the Company and Sun within five (5) days after the Selling Stockholder’s receipt of the Outside Offer.

(b)                                 Option of Company and Sun.

(i)                                     As a result of the foregoing transmittal of the Outside Offer, the Selling Stockholder shall be deemed to have offered in writing to sell to the Company all, but not less than all, of such Selling Stockholder’s shares of Common Stock which are proposed to be purchased in the Outside Offer at the price and upon the terms and conditions set forth in the Outside Offer.  For a period of ten (10) days after such deemed offer by the Selling Stockholder to the Company, the Company shall have the option, exercisable by written notice to the Selling Stockholder, to accept the Selling Stockholder’s offer, in whole and not in part, as to the Selling Stockholder’s shares of Common Stock that are the subject of the Outside Offer.

(ii)                                  If the Company does not exercise its option set forth in the preceding Section 2.2(b)(i), the Selling Stockholder shall be deemed to have offered in writing to sell to Sun all, but not less than all, of such Selling Stockholder’s shares of Common Stock which are proposed to be sold in the Outside Offer at the price and upon the terms and conditions set forth in the Outside Offer.  For a period of ten (10) days after such deemed offer by the Selling Stockholder to Sun, Sun shall have the option, exercisable by written notice to the Selling Stockholder, to accept the Selling Stockholder’s offer, in whole and not in part, as to the Selling

Stockholder’s shares of Common Stock that are the subject of the Outside Offer.

(c)                                  Acceptance of the Bona Fide Offer.  If, at the end of the option periods described in Section 2.2(b) hereof, the option has not been exercised either by the Company or Sun to purchase all of the Selling Stockholder’s shares of Common Stock proposed to be purchased in the Outside Offer, the Selling Stockholder shall be free for a period of forty-five (45) days thereafter to Transfer up to the number of shares of his, her or its Common Stock proposed to be purchased in the Outside Offer to the Prospective Purchaser at the price and upon the terms and conditions set forth in the Outside Offer, provided that the Prospective Purchaser is not a Person that, directly or indirectly (whether as sole proprietor, partner, manager, consultant, director, officer, employee or agent), owns, manages, operates, controls, finances, engages or participates in the ownership, management, operation or control of any Person that competes with the Company.  If such Common Stock is not so transferred within the forty-five (45) day period, the Selling Stockholder shall not be permitted to Transfer such Common Stock without again complying with this Section 2.2.

(d)                                 Applicability of Restrictions.  Notwithstanding anything contained in this Agreement to the contrary, the restrictions on the Transfer of Common Stock set forth in this Section 2.2 shall not apply to Sun or any of its Affiliates and shall not apply with respect to an Exempt Transfer by a Minority Stockholder.

3.                                       Tag-Along Rights; Drag-Along Rights.

3.1.                              Tag-Along Rights.  Subject to Section 3.1(f):

(a)                                  If Sun at any time proposes to Transfer any shares of Common Stock, then, as a condition precedent thereto, Sun shall afford the Minority Stockholders the right to participate in such Transfer in accordance with this Section 3.1.

(b)                                 If Sun wishes to Transfer any shares of Common Stock, it shall give written notice to the Minority Stockholders (a “Notice of Transfer”) not less than ten (10) nor more than thirty (30) days prior to any proposed Transfer of any such shares.  Each such Notice of Transfer shall:

(i)                                     specify in reasonable detail (A) the number of shares of Common Stock which Sun proposes to Transfer, (B) the identity of the proposed transferee or transferees of such shares, (C) the time within which, the price per share at which, and all other terms and conditions upon which, Sun proposes to Transfer such shares of Common Stock and (D) a representation that such proposed transferees have been informed of the tag-along rights provided for in this Section  3.1 and have agreed to purchase shares of Common Stock in accordance with the terms hereof;

(ii)                               make explicit reference to this Section 3.1 and state that the right of the Minority Stockholders to participate in such Transfer under this Section 3.1 shall expire unless exercised within ten (10) days after receipt of such Notice of Transfer; and

(iii)                            contain an irrevocable offer by Sun to the Minority Stockholders to participate in the proposed Transfer to the extent provided in Section 3.1(c).

(c)                                  Each Minority Stockholder shall have the right to participate in the proposed Transfer by transferring to the proposed transferee or transferees up to that number of shares of Common Stock owned by such Minority Stockholders which is equal to the Applicable Percentage (as hereinafter defined) (or, if such Minority Stockholders shall elect, any lesser percentage) of the shares of Common Stock proposed to be transferred by Sun, at the same price per share and on the same terms and conditions as are applicable to the proposed Transfer by Sun (and, if and to the extent such Minority Stockholders shall exercise such right, then the number of shares of Common Stock to be sold by Sun in such transaction shall be correspondingly reduced).  As used herein, the term “Applicable Percentage” as applied to a Minority Stockholder on any date shall mean a fraction (expressed as a percentage), the numerator of which is the aggregate number of shares of Common Stock (including securities convertible into or exchangeable for Common Stock) owned by such Minority Stockholder on such date and the denominator of which is the total number of shares of Common Stock (including securities convertible into or exchangeable for Common Stock) owned by all Stockholders on such date (calculated on a fully diluted basis).

(d)                                 Each Minority Stockholder must notify Sun, within ten (10) days after receipt of the Notice of Transfer, if he, she or it desires to accept such offer and to Transfer any shares of Common Stock owned by such Person in accordance with this Section 3.1.  The failure of a Minority Stockholder to provide such notice within such ten (10) day period shall, for the purposes of this Section 3.1, be deemed to constitute a waiver by such Person of his, her or its right to sell any of his, her or its shares of Common Stock in connection with the proposed Transfer described in such Notice of Transfer.  Sun will use its commercially reasonable efforts to obtain the agreement of the prospective transferee or transferees to the participation of the Minority Stockholders in such proposed Transfer.  The Minority Stockholders shall not be obligated to sell any shares of Common Stock pursuant to this Section 3.1.  Any and all sales of Common Stock by any of the Minority Stockholders pursuant to this Section 3.1 shall be made concurrently with the Transfer of Common Stock by Sun.

(e)                                  If the Transfer described in any Notice of Transfer is not consummated within ninety (90) days following the date upon which such Notice of Transfer is given or if there is any change in the terms pursuant to which such Transfer is to be consummated, then, prior to consummating such Transfer, Sun must again comply with the provisions of this Section 3.1.

(f)                                    Notwithstanding anything to the contrary contained in this Section 3.1, the Minority Stockholders shall not have any rights pursuant to this Section 3.1 to participate (i) in any Exempt Transfer by Sun or (ii) any one or more Transfers by Sun not to exceed in the aggregate ten percent (10%) of the number of shares of Common Stock owned by Sun as of the date hereof.

3.2                                 Drag-Along Rights.

(a)                                  Each holder of Minority Shares hereby agrees that if at any time the Board or Sun elects to enter into a transaction which is likely to result in a Sale of the Company to a Person (upon such election, an “Approved Sale”), each holder of Minority Shares will vote for, consent to and raise no objections against such Approved Sale, regardless of the consideration being paid in such Approved Sale, so long as such Approved Sale complies with this Section 3.2.  Subject to the provisions of Section 3.2(b), if the Approved Sale is structured (x) as a merger or consolidation, each such holder will waive any dissenters rights, appraisal rights or similar rights in conjunction with such merger or consolidation, (y) as a sale of equity, each such holder of Minority Shares will agree to sell up to all of such holder’s Minority Shares on the terms and conditions approved by Sun, or (z) as a sale of assets, each such holder will vote in favor of any subsequent liquidation or other distribution of the proceeds therefrom in accordance with the Company’s Certificate of Incorporation as approved by Sun.  The Company and each holder of Minority Shares will take all actions requested by Sun in connection with the consummation of an Approved Sale, including the execution of all agreements, documents and instruments in connection therewith requested of the Company or such holder by Sun or of such holder by the Company.

(b)                                 Upon the consummation of the Approved Sale, each holder of Minority Shares participating in such Approved Sale will receive the same portion of the aggregate consideration available to be distributed to the stockholders of the Company (in their capacity as such) that such Stockholders participating in such sale (in their capacity as stockholders of the Company) would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately before such Approved Sale; provided, however, that in the case of a Stockholder who holds options or warrants exercisable into Common Stock which have not yet been exercised, the consideration received shall be deemed to be reduced (for purposes of such Stockholder’s consideration only) by such option’s and/or warrant’s exercise price.

(c)                                  Each holder of Minority Shares participating in such Approved Sale will be obligated to join on a pro rata basis (applied such that after giving effect thereto, the aggregate consideration paid to each holder of Minority Shares would comply with the provisions of Section 3.2(b)) in any purchase price adjustments, indemnification or other obligations that the sellers of Minority Shares are required to provide in connection with an Approved Sale. Notwithstanding anything to the contrary contained herein, in Sun’s sole discretion, all or a portion of the proceeds with respect to an Approved Sale may be withheld from each seller of such Minority Shares pending the execution of such documents or posting of such security as Sun deems necessary or appropriate in its sole discretion to cover any purchase price adjustments, indemnification or other obligations, or other contingent claims or payments of the Company, Sun or any seller of Minority Shares.

(d)                                 If the Company enters into a negotiation for an Approved Sale or an Approved Sale transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Minority Shares will, at the request of the Board, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Board.  If any holder of Minority Shares appoints a purchaser representative designated by the Board, the Company will pay the fees of such purchaser representative, but if any holder of Minority Shares declines to appoint the purchaser representative designated by the Board, then such holder will appoint another purchaser representative and such holder will be responsible for the fees of the purchaser representative so appointed.

(e)                                  Holders of Minority Shares will bear their pro rata share (applied such that after giving effect thereto, the aggregate consideration paid to each holder of Minority Shares would comply with the provisions of Section 3.2(b)) of the costs of any sale of such Minority Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Minority Shares participating in such Approved Sale and are not otherwise paid by the Company or the acquiring party.  Costs incurred by holders of Minority Shares on their own behalf will not be considered costs of the transaction hereunder; it being understood that the fees and disbursements of one counsel chosen by Sun will be deemed for the benefit of all holders of Minority Shares participating in such Approved Sale.

(f)                                    If any holder of Minority Shares fails to deliver any certificates representing its Minority Shares as required by this Section 3.2 or Section 6 below, or fails to deliver in lieu thereof, a customary affidavit (with customary indemnification provisions) attesting to the loss or destruction of such certificate(s), such holder (i) will not be entitled to the consideration that such holder would otherwise receive in the Approved Sale or in a Recapitalization (as defined in Section 6 below) until such holder cures such failure (provided that, after curing such failure, such holder will be so entitled to such consideration without interest), (ii) will be deemed, for all purposes, from and after the time at which such certificates were due for presentment, no longer to be a Stockholder of the Company and will have no voting rights, (iii) will not be entitled to any dividends or other distributions declared after the Approved Sale or Recapitalization with respect to the Minority Shares held by such holder, (iv) will have no other rights or privileges granted to Stockholders under this or any future agreement, and (v) in the event of liquidation of the Company, such holder shall have no right to receive any of the consideration that such holder would have received if such holder had complied with this Section 3.2 or Section 6 below.

4.                                       Preemptive Rights.

(a)                                  Notice and Exercise.  The Company shall, prior to any proposed issuance by the Company to Sun or its Affiliates of any shares of capital stock or securities representing the right to acquire shares of capital stock (“Rights”) (other than debt securities with no equity feature), offer to the Minority Stockholders by written notice the right, for a period of ten (10) days from the date on which such notice is postmarked, hand delivered or faxed, to purchase for cash at an amount equal to the price or other consideration for which such capital stock or Rights are to be issued, a number of such shares of capital stock or Rights so that, after giving effect to such issuance (and the conversion, exercise and exchange into or for (whether directly or indirectly) shares of capital stock of all Rights), each such Minority Stockholder will continue to maintain his, her or its same percentage equity ownership in the Company represented by the shares of Common Stock owned by each such Minority Stockholder as of the date of such notice.

(b)                                 Exceptions.  Notwithstanding any other provision of this Agreement to the contrary, the preemptive rights of the Minority Stockholders pursuant to this Section 4 shall not apply to securities issued (A) upon conversion or exchange of any of the shares of Common Stock, (B) as a stock dividend or upon any subdivision of shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights, issued, or to be issued, under any stock incentive plan approved by the Board and in place from time to time for the benefit of the Company’s directors, employees, consultants or independent contractors or (D) to any Person other than Sun or its Affiliates; provided, further, that nothing in this Section 4 shall give any Minority Stockholder the right to acquire Voting Common Stock of the Company or any other securities or capital stock of the Company that have voting rights.

(c)                                  Acceptance.  The Company’s written notice to the Minority Stockholders shall describe the capital stock or Rights proposed to be issued by the Company to Sun or its Affiliates and specify the number of shares, price and payment terms.  Each Minority Stockholder may accept the Company’s offer as to the full number of shares of capital stock or Rights offered to him, her or it or any lesser number, by written notice thereof given by him, her or it to the Company prior to the expiration of the aforesaid 10-day period, in which event the Company shall promptly sell and each Minority Stockholder shall buy, upon the terms specified, the number of shares of capital stock or Rights agreed to be purchased by such Person.  The Company shall be free at any time prior to ninety (90) days after the date of its notice of offer to the Minority Stockholders, to offer and sell to Sun or its Affiliates the remainder of such capital stock or Rights proposed to be issued by the Company (including but not limited to the securities not agreed by the Minority Stockholders to be purchased by them), at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Minority Stockholders.

5.                                       Voting and Proxy.

(a)                                  Each Minority Stockholder agrees to vote the shares of Common Stock owned or controlled by it, him or her in the manner specified by Sun with respect to: (i) any sale of all or substantially all of the assets of the Company or any of its subsidiaries to a Person not an Affiliate of Sun; (ii) any acquisition, merger or consolidation involving the Company or any of its subsidiaries in which a Person (or group of Persons acting in concert) not an Affiliate (or Affiliates) of Sun shall own in excess of fifty percent (50%) of the surviving corporation following such acquisition, merger or consolidation; (iii) any transaction to which Section 3.1, Section 3.2 or Section 6 applies; (iv) the election of the members of the Board; and (v) any other matter on which the stockholders of a Delaware corporation generally have a right to vote.

(B)                                EACH MINORITY STOCKHOLDER HEREBY GRANTS TO SUN AN IRREVOCABLE PROXY TO VOTE ALL SHARES OF COMMON STOCK NOW OR HEREAFTER OWNED OR CONTROLLED BY EACH OF THEM AT ANY ANNUAL OR SPECIAL MEETING OF THE STOCKHOLDERS OF THE COMPANY, OR BY WRITTEN CONSENT IN LIEU OF SUCH A MEETING,  IN ACCORDANCE WITH THE AGREEMENTS CONTAINED IN THIS AGREEMENT; PROVIDED, HOWEVER, NOTWITHSTANDING THE FOREGOING, ANY PROXY GRANTED PURSUANT TO THIS SECTION 5 SHALL AUTOMATICALLY TERMINATE ON THE DATE THIS AGREEMENT TERMINATES PURSUANT TO SECTION 7 BELOW.   EACH MINORITY STOCKHOLDER ACKNOWLEDGES AND AGREES THAT THE PROXY GRANTED PURSUANT TO THIS SECTION 5(B) IS COUPLED WITH AN INTEREST.

6.                                       Public Offering.   In the event that the Board approves a Public Offering, then each holder of Minority Shares will vote for, consent to and raise no objections against such proposed Public Offering, and will take all such other necessary or desirable actions requested by Sun in connection with the consummation of such Public Offering, including, without limitation, compliance with the requirements of all laws and regulatory bodies which are applicable or which have jurisdiction over such Public Offering and waiving any dissenters’ rights, appraisal rights, approval rights or similar rights in connection with such Public Offering, and executing all agreements, documents and instruments in connection therewith in the form presented by the Board.  Without limiting the foregoing, in the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company’s capital structure would adversely affect the marketability of the offering, each holder of Minority Shares will consent to and vote for a recapitalization, merger, reorganization or exchange (each, a “Recapitalization”) of any class of Minority Shares into securities that the managing underwriters and Sun reasonably find acceptable and desirable in order to permit such offering to proceed and will take all necessary and desirable actions in connection with the consummation of such Recapitalization, including executing all agreements, documents and instruments in connection therewith in the form presented by the Board; provided that any resulting securities (which may be only one class of securities) will take into account the rights and preferences of each class of securities under the Certificate of Incorporation as if a liquidation had occurred, including, without limitation, any accrued and unpaid dividends owed to any holder of securities.  Nothing contained in this Section 6 will be deemed to amend, modify or limit in any way the restrictions on the issuance of securities set forth in any agreement to which the Company is a party to or by which it is bound.  The provisions of Section 3(f) shall apply to any Recapitalization as set forth therein.

7.                                       Legends.  So long as any shares of Common Stock are subject to the provisions of this Agreement, all certificates or instruments representing any such shares of Common Stock shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF THE STOCKHOLDERS’ AGREEMENT DATED AS OF FEBRUARY 2, 2006 AMONG THE ISSUER HEREOF AND CERTAIN OTHER PERSONS, A TRUE AND CORRECT COPY OF WHICH IS ON FILE AT THE ISSUER’S CHIEF EXECUTIVE OFFICE.  UPON WRITTEN REQUEST TO THE ISSUER, A COPY THEREOF WILL BE MAILED OR OTHERWISE PROVIDED WITHOUT CHARGE WITHIN TEN (10) DAYS OF RECEIPT OF SUCH REQUEST TO APPROPRIATELY INTERESTED PERSONS.

In the case of Minority Stockholders who reside in Canada, so long as any shares of Common Stock are subject to the provisions of this Agreement, all certificates or instruments representing any such shares of Common Stock shall bear an additional legend in substantially the following form:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) FEBRUARY 2, 2006 AND

(II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

8.                                       Termination of this Agreement.  This Agreement shall automatically terminate on the last to occur of (a) the date on which Sun and its Affiliates no longer own or control at least twenty-five percent (25%) of the Common Stock on a fully-diluted basis and (b) the date on which Sun and its Affiliates no longer control the Board.  Notwithstanding anything to the contrary in this Agreement, from and after the time that is immediately prior to the effectiveness of a Securities Act registration statement relating to a Public Offering, Sun shall have the right, in its sole discretion, to terminate all or any portion of this Agreement and, following such a termination, the provisions so terminated shall no longer have any force or effect.

9.                                       Notices.  All communications provided for herein shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger.  The respective addresses of the parties hereto for the purposes of this Agreement are set forth on Exhibit A attached hereto.  Any party may change its address (or facsimile number) by notice to each of the other parties in accordance with this Section 9.  The date of giving or making of any such communication shall be, in the case of clauses (a) and (c), the date of the receipt; and, in the case of clause (b), the business day next following the date such communication is sent.

10.                                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, successors and assigns, who, upon acceptance thereof, shall, without further action, be (i) entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and (ii) bound by the terms and conditions hereof.

11.                                 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement will be effective unless such modification, amendment, or waiver is approved in writing by the Company and Sun; provided, that in the event that such modification, amendment or waiver would materially and adversely affect a holder or group of holders of Common Stock in a manner substantially different than any other holders of Common Stock, then such modification, amendment or waiver will require the consent of such holder or group of holders of Common Stock, as applicable, materially and adversely affected.  Notwithstanding anything herein to the contrary, the execution of a joinder hereto shall not be considered a modification, amendment or waiver of any of the provisions of this Agreement.  The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

12.                                 Remedies.  Any Person having rights under any provision of this Agreement shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor; provided, however, the parties hereto stipulate that the remedies at law of any party hereto in the event of any default or threatened default by any other party hereto in the performance of or compliance with the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced (without posting a bond or other security) by a decree for the specific performance thereof, whether by an injunction against violation thereof or otherwise.

13.                                 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the substantive laws of any jurisdiction other than the State of Delaware.  Each party hereto submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each party hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.  Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9 above.  Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.                                 English Language.  The parties to this Agreement agree that this Agreement and all documents and notices relating to this Agreement shall be prepared in the English language.  Les parties aux présentes ont exigé que le présent contrat et tous autres contrats, documents ou avis afférents aux présentes soient rédigés en langue anglaise.

15.                                 Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

16.                                 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, those documents expressly referred to herein, and the other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

17.                                 Counterparts.  This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together shall constitute one and the same agreement.  Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

18.                                 Further Assurances.  The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

19.                                 Stock Certificates.  In order to facilitate the Transfers contemplated by this Agreement, until the occurrence of a Sale of the Company, all certificates evidencing Minority Shares held by any Minority Stockholder shall be held by the Company for the benefit of such Minority Stockholder.

20.                                 Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Agreement on the day and year first above written.

INDALEX HOLDINGS FINANCE, INC.

By:	/s/ Matthew Garff
Name: Matthew Garff
Title: Vice President

SUN INDALEX, LLC

By:	/s/ Matthew Garff
Name: Matthew Garff
Title: Vice President

MINORITY STOCKHOLDERS

H.I.G. SUN PARTNERS, INC.

By:	/s/ Sami Mnaymnen
Name: Sami Mnaymnen
Title: Co-President

/s/ Glenn Oken
Glenn Oken

/s Gary Talarico
Gary Talarico

/s/ Tim Stubbs
Tim Stubbs

Signature Page to Stockholders’ Agreement

Exhibit A

Addresses for Notices

(a)                                  If to the Company, to it at:

Indalex Holdings Finance, Inc.

c/o Sun Capital Advisors IV, LP

5200 Town Center Circle, Suite 470

Boca Raton, Florida  33486

Attention:                                          Marc J. Leder

Rodger R. Krouse

C. Deryl Couch

Telecopy No.:                      (561) 394-0540

with a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, IL 60601

Attention: Douglas C. Gessner

Telecopy No.:  (312) 861-2200

(b)                                 If to Sun, to it at:

Sun Indalex, LLC

c/o Sun Capital Advisors IV, LP

5200 Town Center Circle, Suite 470

Boca Raton, Florida  33486

Attention:                                         Marc J. Leder

Rodger R. Krouse

C. Deryl Couch

Telecopy No.:                      (561) 394-0540

with a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, IL 60601

Attention:                                         Douglas C. Gessner

Telecopy No.:                      (312) 861-2200

(c)                                  If to a Minority Stockholder, to such Minority Stockholder at the last known address of such Minority Stockholder contained in the records of the Company.